Exhibit (a)(1)(O)

ACORDA THERAPEUTICS’

TENDER OFFER FOR ALL

THE EQUITY INTERESTS

IN BIOTIE

Subsequent Offer Period 14.–28.4.2016

The Tender Offer Document is available in

branch offices of OP and at op.fi/merkinta,

http://ir.acorda.com/investors/Biotie-Therapies-Tender-Offer and biotie.com/investors

ACORDA THERAPEUTICS’

TENDER OFFER FOR ALL

THE EQUITY INTERESTS

IN BIOTIE

Additional information also available in

OP Call Service 0100 0500

Arranger of the Tender Offer Pohjola Pankki Oyj

ACORDA THERAPEUTICS’’

TENDER OFFER FOR ALL

THE EQUITY INTERESTS